SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 4, 2009

Date of Report

April 20, 2009

(Date of earliest event reported)

Wren, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-122185	87-0672359
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

235 West Sego Lily Drive, 2nd Floor, Sandy, Utah 84070

(Address of principal executive offices, including zip code)

(801) 990-1992

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .

Written communications pursuant to Rule 425 under the Securities Act

     .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 1 – Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement

On April 20, 2009, Wren Inc. entered into a letter agreement (the “Agreement”) with StreetCapital, Inc. (“StreetCapital”) pursuant to which the Company engaged Street Capital to act on behalf of the Company as an exclusive banker, financial advisor and consultant for a period of 6 months from the date of the agreement.

The Company agreed to pay StreetCapital a cash placement fee equal to 10% of the total purchase price of any of the Company’s securities sold in any placement of the Company’s securities directly resulting from StreetCapital’s introductions to perspective investors.  For the exercise of any warrants issued in connection with a placement in which StreetCapital introducted perspective investors, a payment of $5 of the cash proceeds shall be paid to StreetCapital.

Further, the Company agreed to issue to StreetCapital, a warrant for the purchase of an amount of shares of common stock of the Company equal to ten percent of the total number of shares of common stock sold in a placement at an exercise price per share equal to the price at which the securities were sold.

The Company also agreed to compensate StreetCapital in the event the Company enters a merger or acquisition which results from an introcution by StreetCapital.

Complete terms of the agreement are included in the attached exhibit.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.

Title

10.1

StreetCapital Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WREN, INC.

/s/ Jeff Jenson

Jeff Jenson

President

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